Exhibit 99.j

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information in Post Effective Amendment No. 56 to the Registration Statement (Form N-1A, No. 33-5852).

We also consent to the incorporation by reference of our report dated December 14, 2007 for the Harbor Capital Appreciation Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Small Company Growth Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, Harbor SMID Value Fund, Harbor Small Cap Value Fund, Harbor International Fund, Harbor International Growth Fund, and Harbor Global Value Fund and our report dated December 17, 2007 on the Harbor High-Yield Bond Fund, Harbor Bond Fund, Harbor Real Return Fund, Harbor Short Duration Fund, and Harbor Money Market Fund (the Funds comprising the Harbor Funds) included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2007.

/s/ ERNST & YOUNG LLP

February 15, 2008